EXHIBIT 99.1

Target Group Inc. signs an agreement to acquire

Massachusetts-based CannaKorp, Inc., makers of the

innovative, pod-based WISP Vaporizer

TORONTO, ON, January 29, 2018 /CNW/ - Target Group Inc. (OTCQB: CBDY), is pleased to announce today that effective January 25, 2019, it signed an agreement to acquire Massachusetts-based CannaKorp, Inc. ("CannaKorp") in a stock-for-stock exchange. CannaKorp is the holder of its patent-pending WISP™ Vaporizing system.. The completion and closing of the acquisition is subject to the shareholders of CannaKorp tendering to Target Group not less than 90% of the outstanding common stock of CannaKorp. Upon closing of the acquisition, CannaKorp will continue its business operations as a subsidiary of Target Group.

The WISP™ is a pod-based herbal vaporizing system that uses precisely measured, sealed and tested WISP™ Pods containing dried, ground botanicals and gives cannabis users the predictability and assurance to know what they are inhaling with every use, without the hassle of grinding, measuring, and packing other flower-based vapour consumption devices.  For the rapidly evolving market of cannabis consumers who prefer vaporization, Wisp™ presents a proven method of delivery with unique bioavailability benefits and avoids the health concerns associated with the combustion of cannabis and other herbs.

Through this acquisition, Target Group is acquiring CannaKorp’s operations in the United States, and expanding its cannabis ecosystem for distribution across the globe. Target Group will continue executing its business strategy, which is focused in developing, quality brands and long-term growth in crucial markets across the globe,

“The acquisition of CannaKorp is very strategic as we now enter all legal cannabis markets globally and will permit Target Group to establish a more strategic and centralized distribution channel for the WISP™ Vaporizer system, including centralized WISP™ Pod production. This will also enable us to offer the WISP™ and it’s WISP™ Pod platform to all global markets, which will provide both medicinal and recreational consumers unprecedented variety in a mainstream, break-through, consumer appliance experience that is clean, convenient, consistent and easy to use.” said Rubin Schindermann, Chief Executive Officer for Target Group Inc.

Target Group Inc has identified a significant area of opportunity for growth within the wellness category. Combining WISP™ natural herbal botanical pods with CBD (Cannabidiol) will allow WISP™ to create a portfolio of proprietary blends that will be available for sale within the broader American mass market immediately.

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under The Cannabis Act (Bill C-45): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario with both exclusive & world class proprietary genetics from Serious Seeds in Amsterdam. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

About CannaKorp

CannaKorp, Inc. is a Massachusetts-based technology start-up company that is simplifying and improving the experience for consumers interested in vaporizing natural herbs. CannaKorp has developed the world’s first single-use pod, herbal vaporizer system, delivering unprecedented quality, convenience and consistency. The complete system includes the ground breaking vaporizer device, WISP™; single-use, precisely measured pods containing pre-ground, lab-tested botanical herbs called WISP Pods™; and a proprietary pod-filling process. CannaKorp, Inc. was founded on care and commitment to patients and consumers, and is guided by a philosophy of social and environmental responsibility. Uniquely positioned to address a significant and important market need, CannaKorp is continuously seeking partners who share its vision of bringing a revolutionary new approach to this rapidly expanding industry. www.cannakorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Rubin Schindermann

Chief Executive Officer

647 927 4644

SOURCE: TARGET GROUP Inc.